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                                                                       Exhibit 5

                       [Letterhead of King & Spalding LLP]

                                 August 28, 2003

Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland 20817

Ladies and Gentlemen:

         We have acted as counsel to Lockheed Martin Corporation, a Maryland corporation (the "Corporation"), in connection with the registration with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933 (the "Act"), of $1,000,000,000 aggregate principal amount of Floating Rate Convertible Senior Debentures due 2033 of the Corporation (the "Debentures") and the shares of common stock of the Corporation, par value $1.00 per share (the "Common Stock"), that are issuable upon conversion of the Debentures, which Debentures were issued pursuant to an Indenture dated as of August 13, 2003, between the Corporation and The Bank of New York, as Trustee (the "Indenture").

         In so acting, we have reviewed the Charter and Bylaws of the Corporation, the Registration Statement on Form S-3 relating to the Debentures and the Common Stock filed by the Corporation on the date hereof (the "Registration Statement"), and the corporate action taken by the Corporation that provides for the issuance of the Debentures under the Indenture and the issuance of the Common Stock upon conversion of the Debentures. We have also reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies.

         For purposes of the opinions below, we have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture have been duly authorized by all requisite action by the Trustee, and that the Indenture has been duly executed and delivered by the Trustee and is a valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms.

         This opinion is limited in all respects to the laws of the State of New York and the State of Maryland, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

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     1.   The Indenture has been duly authorized, executed and delivered by the
          Corporation and constitutes a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, subject as to enforcement of remedies to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Debentures have been duly authorized, executed and delivered by the Corporation and constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, subject as to enforcement of remedies to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

     2. The shares of Common Stock issuable upon conversion of the Debentures, as described in the Registration Statement, have been duly and validly authorized, and, when issued upon conversion of the Debentures in accordance with the terms of the Indenture, will be legally issued, fully paid, and nonassessable.

     This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, that could affect the opinions contained herein. This opinion may not be furnished to or relied upon by any person or entity (other than the addressee hereof) for any purpose without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in respect of the Debentures and the shares of Common Stock issuable upon conversion of the Debentures, and to the reference to us under the heading "Legal Matters" in the Prospectus. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/ King & Spalding LLP